UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2020

RACKSPACE TECHNOLOGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39420	81-3369925
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Fanatical Place City of Windcrest San Antonio, Texas		78218
(Address of principal executive offices)		(Zip Code)

(210) 312-4000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RXT	The Nasdaq Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Conditions.

On October 21, 2020, Rackspace Technology, Inc. (the “Company”) issued a press release that included its preliminary estimates of selected financial metrics for the quarter ended September 30, 2020. A copy of the press release, which is incorporated by reference herein, is attached hereto as Exhibit 99.1.

The information contained in this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 16, 2020, Dustin Semach submitted his resignation, effective November 23, 2020, as Executive Vice President, Chief Financial Officer & Treasurer of the Company, a position he has held since July 2019. In connection with his resignation, Mr. Semach and the Company agreed that Mr. Semach would remain with the Company until December 1, 2020 to assist with the transition. Mr. Semach’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(c) In connection with Mr. Semach’s resignation, on October 21, 2020, the Company announced that Amar Maletira, age 51, will join the Company as its President and Chief Financial Officer, effective November 23, 2020.

Since 2015, Mr. Maletira served as the Executive Vice President and Chief Financial Officer of VIAVI Solutions Inc. Prior to joining VIAVI Solutions, Mr. Maletira served in a number of positions at Hewlett Packard from 2000 to 2015, including as Chief Financial Officer & VP, Enterprise Services Americas. Mr. Maletira holds a B.S. in Engineering from Gote Institute of Technology at Karnataka University in India and an M.B.A. from the Ross School of Business in Ann Arbor, Michigan.

On October 16, 2020, the Company entered into an employment agreement with Mr. Maletira (the “Agreement”). Pursuant to the terms of the Agreement, Mr. Maletira’s starting base salary will be $750,000 and he will be eligible to participate in the Company’s Corporate Cash Bonus Plan with a target incentive of 100% of his base salary. In addition, Mr. Maletira will receive a $1,000,000 signing bonus.

Mr. Maletira will receive, as a recruiting equity grant, an award of time-based restricted stock units (the “Time-Based RSUs”) for a number of units equal to $15,000,000 divided by the volume weighted average market closing price per share of the Company’s common stock over the 60 trading-day period immediately preceding the grant date. The Time-Based RSUs will vest as follows: one-sixth will vest on the 6-month anniversary of the grant date, one-third will vest on the 12-month anniversary of the grant date, one-quarter will vest on the 24 month anniversary of the grant date, and one-quarter will vest on the 36-month anniversary of the grant date. Beginning in 2021, Mr. Maletira is also expected to receive annual equity awards, comprised of at 100% restricted stock units in 2021 and at least 80% restricted stock units for each year thereafter, in each case having a grant date value (based on the volume weighted average market closing price per share of the Company’s common stock over the 30-trading day period immediately preceding the grant date) of not less than $4,500,000 for the 2021 year and not less than $5,000,000 for the 2022 and 2023 years.

If Mr. Maletira’s employment is terminated by the Company other than for Cause or by Mr. Maletira for other than Good Reason (as each such term is defined in the Agreement), provided that he signs a severance agreement and release of claims, he will receive (i) severance payments totaling 1.5 times the sum of (x) his then annual base salary plus (y)150% of his target bonus, (ii) a pro rata portion of his annual bonus (calculated assuming personal performance criteria had been met), (iii) 18-months of applicable premium cost for continued Company group health coverage and (iv) accelerated vesting of all then-unvested equity awards, including the Time-Based RSUs and assuming target level of performance for any performance-based equity awards. In the event such termination occurs within 3 months prior to 12 months following a change in control, the amount payable pursuant to clause (i) above will instead equal 4 times his then annual salary, and the accelerated vesting in clause (iv) will occur immediately upon such change in control, along with a payment equal to 50% of Mr. Maletira’s tax liability payable by reason of such acceleration.

Mr. Maletira will also be subject to covenants relating to confidentiality, and non-solicitation of employees, customers and suppliers.

The foregoing is a summary description of the material terms of the Agreement, and is qualified in its entirety by the text of the Agreement, which is attached hereto as Exhibit 10.1, which is incorporated herein by reference.

The Company and Mr. Maletira will also enter into the Company’s standard form of indemnification agreement (the “Indemnification Agreement”), providing for the Company to indemnify Mr. Maletira as an officer of the Company to the fullest extent as permitted by law, subject to certain exclusions as specified in the Indemnification Agreement. A copy of the Company’s form of Indemnification Agreement is attached as Exhibit 10.32 to the Company’s Registration Statement on Form S-1 (File No. 333-239794), which the Company filed with the Securities and Exchange Commission and was declared effective on August 4, 2020, and is incorporated by reference herein.

The selection of Mr. Maletira to serve as President and Chief Financial Officer was not pursuant to any arrangement or understanding between Mr. Maletira and any other person. There are no family relationships between Mr. Maletira and any director or executive officer of the Company, and there are no transactions between Mr. Maletira and the Company that would be required to be reported under Item 404(a) of Regulation S-K

A copy of the press release announcing Mr. Maletira’s appointment and Mr. Semach’s resignation is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

10.1	Employment Agreement between the Company and Amar Maletira, dated October 16, 2020

99.1	Press Release dated October 21, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RACKSPACE TECHNOLOGY, INC.

By:	/s/ Holly B. Windham
	Name:	Holly B. Windham
	Title:	Executive Vice President, Chief Legal and People Officer

Dated: October 21, 2020